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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                          -----------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 15, 2002


                               ITC/\DELTACOM, INC.
                -------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


            Delaware                      0-23253               58-2301135
(State or Other Jurisdiction     (Commission File Number)      (IRS Employer
       of Incorporation)                                     Identification No.)



                 1791 O.G. Skinner Drive
                   West Point, Georgia                        31833
         (Address of Principal Executive Offices            (ZIP Code)



Registrant's telephone number, including area code:  (706) 385-8000


                                 Not applicable

                -------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)






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Item 5.   Other Events.

     On May 15, 2002, the Company entered into agreements with the creditors under its $160 million senior credit facility and $40 million capital lease facility to forbear through May 31, 2002 from exercising their rights to pursue remedies under those facilities based solely on the defaults thereunder that have resulted from the Company's failure to pay interest on May 15, 2002 on its senior notes and convertible subordinated notes. As previously reported, the Company announced on May 14, 2002 that, to conserve liquidity for its business while it seeks to restructure its senior notes and convertible subordinated notes, it will not pay the scheduled May 15, 2002 interest payments on its 9 3/4% senior notes due 2008 and on its 4 1/2% convertible subordinated notes due 2006 or the scheduled June 1, 2002 interest payment on its 11% senior notes due 2007. If the existing forbearance agreements are not extended beyond May 31, 2002 and amended to cover the non-payment of senior note interest on June 1, 2002, or if any future forbearance agreements are terminated, during any period in which the Company has failed to pay interest due on any senior notes or convertible subordinated notes, the Company's senior creditors will have the right to enforce their remedies against the Company, including accelerated payment of outstanding obligations, to the extent provided by the applicable agreements and applicable law.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             ITC/\DELTACOM, INC.


Date: May 16, 2002                          /s/ J. Thomas Mullis
                                            ---------------------------
                                            J. Thomas Mullis
                                            Senior Vice President-Legal
                                             and Regulatory

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